UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HESKA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2007

Dear Heska Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Heska Corporation to be held on Friday, May 4, 2007 at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the 2007 Annual Meeting, I hope you will vote as soon as possible.  You may vote by mailing a proxy or in person at the annual meeting.  Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve
Chairman and Chief Executive Officer,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. on Friday, May 4, 2007

PLACE	Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538

ITEMS OF BUSINESS	1.	To elect two Directors to a three-year term and to ratify the appointment of a Director to a term ending one year after the term to which the Director was previously elected.

	2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

	3.	To consider such other business as may properly come before the 2007 Annual Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on March 26, 2007.

ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the 2007 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

April 12, 2007	By Order of the Board of Directors

John R. Flanders
Vice President, General Counsel
And Secretary, Heska Corporation

This proxy statement and accompanying proxy card are being distributed on or about April 12, 2007.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2007 ANNUAL MEETING

Why am I receiving these materials?
What information is contained in these materials?
What items of business will be voted on at the 2007 Annual Meeting?
How does the Board recommend I vote on the proposals?
Who is entitled to vote?
How do I vote?
How can I change my vote or revoke my proxy?
Who can help answer my questions?
What does it mean if I get more than one proxy card?
Who will serve as inspector of elections?
What are the quorum and voting requirements for the 2007 Annual Meeting?
Who can attend the 2007 Annual Meeting?
What happens if additional matters are presented at the 2007 Annual Meeting?
Where can I find the voting results of the meeting?
May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?
Who bears the costs of soliciting votes for the 2007 Annual Meeting?

BOARD STRUCTURE AND COMMITTEES

Board Independence
Audit Committee
Compensation Committee
Corporate Governance Committee
Consideration of Director Nominees
Stockholder Communication with our Board

DIRECTOR COMPENSATION

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1: Election and Ratification of Appointment of Directors
PROPOSAL NO. 2: Ratification of Independent Registered Public Accountant

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

EQUITY COMPENSATION PLAN INFORMATION

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
Summary Compensation Table

i

Grants of Plan-Based Awards in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Potential Payments Upon Termination or Change of Control
Compensation Discussion and Analysis
Compensation Committee Report

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

AUDITOR FEES AND SERVICES

REPORT OF OUR AUDIT COMMITTEE

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

OTHER MATTERS

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE 2007 ANNUAL MEETING

Q:          Why am I receiving these materials?

A:           The Board of Directors (the “Board”) of Heska Corporation, a Delaware corporation (“Heska” or the “Company”), is providing these proxy materials for you in connection with Heska’s Annual Meeting of Stockholders (the “Annual Meeting”).  The 2007 Annual Meeting will take place on Friday, May 4, 2007.  As a stockholder, you are invited to attend the 2007 Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:          What information is contained in these materials?

A:           The information included in this proxy statement relates to the proposals to be voted on at the 2007 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information.  Our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission is also enclosed.

Q:          What items of business will be voted on at the 2007 Annual Meeting?

A:           The items of business scheduled to be voted on at the 2007 Annual Meeting are:

(1)          The election of two nominees to serve on our Board of Directors for a three-year term and the ratification of the appointment of a Director to serve on our Board of Directors for a term ending one year after the term to which the Director was previously elected; and

(2)          The ratification of independent registered public accountant for fiscal 2007.

We will also consider other business that properly comes before the 2007 Annual Meeting.

Q:          How does the Board recommend I vote on the proposals?

A:           The Board recommends a vote FOR the election of each of the Director nominees and the ratification of the appointment of a Director to a term ending one year after the term to which the Director was previously elected and FOR the ratification of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accountant.

Q:          Who is entitled to vote?

A:           Stockholders as of the close of business on March 26, 2007 (the “Record Date”) are entitled to vote at the 2007 Annual Meeting.  As of the Record Date, 50,832,279 shares of our common stock were issued and outstanding.  Each stockholder is entitled to one vote for each share of common stock held on the Record Date.  A list of stockholders entitled to vote at the 2007 Annual Meeting will be available at the 2007 Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by contacting our Secretary.

Q:          How do I vote?

A:           There are two ways you can vote:

(1)          Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)          Vote in-person at the 2007 Annual Meeting.  If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the 2007 Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2007 Annual Meeting.

Q:          How can I change my vote or revoke my proxy?

A:           You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card.  You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:          Who can help answer my questions?

A:           If you have any questions about the 2007 Annual Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation

Attn:  Secretary

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(970) 493-7272

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:          What does it mean if I get more than one proxy card?

A:           It means that you hold shares registered in more than one account.  Sign and return all proxies to ensure that all of your shares are voted.

Q:          Who will serve as inspector of elections?

A:           The inspector of elections will be a representative of Computershare Trust Company, Inc., our transfer agent.

Q:          What are the quorum and voting requirements for the 2007 Annual Meeting?

A:           The quorum requirement for holding the 2007 Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person at the meeting or represented by proxy.  Both abstentions and non-votes are counted for the purposes of determining the presence of a quorum, but not in determining the matter at hand. We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the 2007 Annual Meeting underlying the forfeited votes regarding that matter.  Accordingly, if you abstain on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter.  However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote.  For example, a stockholder who owns 100 shares may choose to abstain on a proposal with 50 shares and vote for a proposal with the other 50 shares.  In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal.  In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter.   If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters.

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the 2007 Annual Meeting.  Election and ratification of appointment of Director(s) will be determined by a plurality of the votes of the shares present in person or by proxy at the 2007 Annual Meeting and entitled to vote on the election of

Directors, the standard we use in the election of Directors.  The other matters submitted for stockholder approval at the 2007 Annual Meeting, including the ratification of our independent registered public accountant for fiscal 2007, will be decided by the affirmative vote of a majority of the shares having voting power present in person or by proxy at the 2007 Annual Meeting and entitled to vote on the subject matter.

Q:          Who can attend the 2007 Annual Meeting?

A:           All stockholders as of the Record Date can attend.  If you wish to vote your shares at the 2007 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2007 Annual Meeting.

Q:          What happens if additional matters are presented at the 2007 Annual Meeting?

A:           Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2007 Annual Meeting.  If you grant a proxy, the persons named as proxyholders, Robert B. Grieve, Ph.D. our Chairman and Chief Executive Officer, Jason A. Napolitano, our Executive Vice President and Chief Financial Officer and John R. Flanders, our Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting.  If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders, Dr. Grieve, Mr. Napolitano and Mr. Flanders, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:          Where can I find the voting results of the meeting?

A:           We intend to announce preliminary voting results at the 2007 Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2007.

Q:          May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?

A:           You may submit proposals, including Director nominations, for consideration at future stockholder meetings.  All proposals or nominations should be addressed to:  Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals:  For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (a “Rule 14 Proposal”) or (2) the bylaws of Heska (a “Bylaws Proposal”).  A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than December 13, 2007.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials.  Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders.  For the 2008 Annual Meeting, this means that any such proposal must be received no earlier than February 4, 2008 and no later than March 5, 2008.

Director Nominees:  You may propose Director candidates for consideration by the Board’s Corporate Governance Committee.  Any such recommendations should be directed to our Secretary at our principal executive offices.  In addition, you may nominate a Director for consideration by Heska’s stockholders if you give timely notice to our Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals.”

Copy of Bylaw Provisions:  You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates.

Q:   Who bears the costs of soliciting votes for the 2007 Annual Meeting?

A:    Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials.  In addition to the mailing of these proxy materials, certain of our Directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile.  No additional compensation will be paid to these people for such solicitation.   Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

Our Board is divided into three classes serving staggered three-year terms.  Our Board has three standing Committees, each of which is chaired by an outside Director:  (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”) and (3) Corporate Governance (the “Corporate Governance Committee”).  The membership during 2006 and the function of each Committee are described below.  Our Board held four meetings during 2006.  Each current Director attended at least 75% of all Board and applicable Committee meetings.  Our Board currently has seven Directors:  Robert B. Grieve, Ph.D., Chairman, William A. Aylesworth, Elisabeth DeMarse, A. Barr Dolan, Peter Eio, G. Irwin Gordon and John F. Sasen, Sr.  Tina S. Nova, Ph.D. and Lynnor B. Stevenson, Ph.D. also served as Directors in 2006; both Dr. Nova and Dr. Stevenson chose not to stand for re-election to our Board and their service as Directors ended on May 12, 2006 - the day of our 2006 Annual Meeting.  Our Board will consist of six rather than the current seven Directors effective at our 2007 Annual Meeting on May 4, 2007.  Ms. DeMarse has chosen not to stand for re-election to our Board.  While the Company does not have a formal policy, Directors are generally encouraged to attend annual meetings of stockholders.  All of our Directors other than Dr. Nova attended our last annual meeting of stockholders.

Board Independence

Our Board has determined that each of the Directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market listing standards (the “Nasdaq Listing Standards”).  Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska’s Chairman and Chief Executive Officer, all current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee

Our Audit Committee has the following responsibilities:

•                  appoint and replace our independent auditors;

•                  compensate and oversee the work of our independent auditors;

•                  oversee and monitor the integrity of our annual and quarterly financial statements;

•                  review and discuss with management and our independent auditors significant financial reporting issues and critical accounting policies and practices;

•                  oversee and monitor the qualifications, independence and performance of our independent auditors;

•                  oversee and monitor our internal accounting and financial controls; and

•                  provide the results of examinations and recommendations derived therefrom to the Board.

During 2006, our Audit Committee met eight times.  Our Audit Committee has consisted of Mr. Aylesworth, as Chairman, Ms. DeMarse and Mr. Eio since our 2005 Annual Meeting.  Our Board has nominated Mr. Gordon to replace Ms. DeMarse as a member of our Audit Committee effective at our 2007 Annual Meeting.

Our Board has determined that each of the current members of our Audit Committee, as well as the proposed nominee, meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.  Our Board has also determined that William A. Aylesworth is an Audit Committee financial expert within the meaning of the rules and regulations promulgated by the SEC and he has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Our Compensation Committee has the following responsibilities:

•                  discharge the Board’s responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

•                  oversee all compensation programs involving the use of our stock; and

•                  produce an annual report on Executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

During 2006, our Compensation Committee met two times.  Our Compensation Committee has consisted of Mr. Eio, as Chairman, Mr. Dolan and Mr. Gordon since our 2005 Annual Meeting.

Our Board has determined that each of the current members of our Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

In August 2002, our Compensation Committee established a Committee designated as the “Stock Option Committee”, which was authorized to grant new and existing employees options to purchase shares of our common stock up to a specified limit without prior written consent of our Compensation Committee.  The establishment of our Stock Option Committee was ratified by our Board in August 2002.  In August 2003, the authority of our Stock Option Committee was expanded to include grants of options to purchase shares of our common stock up to a specified limit to consultants and independent contractors who provide bona fide services to Heska.  The sole member of our Stock Option Committee since its inception was Dr. Grieve, our Chairman and Chief Executive Officer.  In March 2007, our Compensation Committee dissolved our Stock Option Committee.

Our Compensation Committee has a written charter, which is available on our website at www.heska.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•                  assist our Board by identifying qualified candidates for Director, and select the Director nominees for each annual meeting of stockholders;

•                  lead our Board in its annual review of our Board’s performance;

•                  recommend to our Board Director nominees for each Board Committee; and

•                  develop and recommend to our Board the corporate governance guidelines applicable to the Company.

During 2006, our Corporate Governance Committee met one time.  Our Corporate Governance Committee consisted of Mr. Sasen, as Chairman, Mr. Aylesworth and Dr. Nova from our 2005 Annual Meeting to May 12, 2006 — the day of our 2006 Annual Meeting.  Our Corporate Governance Committee has consisted of Mr. Sasen, as Chairman, Mr. Aylesworth and Mr. Gordon since May 12, 2006.  Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com.  In addition, our Corporate Governance Committee prepared, and our full Board has approved Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board’s governance role and functions, which is available on our website at www.heska.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Consideration of Director Nominees

Our Corporate Governance Committee considers candidates for Board membership suggested by its members.  Our Corporate Governance Committee has also utilized a third-party executive search firm in the past to identify candidates.

Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees.  However, pursuant to our Corporate Governance Guidelines, our Corporate Governance Committee will consider, among other things, diversity, skills and experience in such areas as operations, finance, marketing and sales, manufacturing, technology and the general needs of our Board.

Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the 2007 Annual Meeting.”  Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board

Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary.  We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

The form and amount of compensation paid to the non-employee Directors is reviewed from time to time by our Corporate Governance and our Compensation Committees.  Any revisions to our Director Compensation Policy have been approved by our Corporate Governance Committee, our Compensation Committee and our Board.  On November 17, 2006, we amended our Director Compensation Policy with the amended policy to be effective January 1, 2007 and on March 5, 2007, we amended our Director Compensation Policy with the amended policy to be effective July 1, 2007.

2006 Director Compensation.  In 2006, no employee Director received any separate compensation for their Board activities.  Non-employee Directors received the compensation described below.

On May 12, 2006, the date of our 2006 Annual Meeting, all six continuing non-employee Directors who were Directors at the end of the immediately preceding calendar year automatically received options valued at $30,000 to purchase shares of our common stock, subject to a maximum grant of options to purchase 40,000 shares of our common stock; each non-employee Director who served as Chairperson of a Committee of our Board automatically received additional options valued at $2,000 to purchase shares of our common stock, subject to a maximum additional grant of options to purchase 2,000 shares of our common stock and each non-employee Director who served on a Committee of our Board, including as Chairperson, automatically received additional options valued at $1,000 to purchase shares of our common stock, subject to a maximum additional grant of options to purchase 2,000 shares of our common stock.  All options granted under the provisions of this paragraph were immediately exercisable and we expect all such options will vest at the time of our 2007 Annual Meeting.

Each non-employee Director was entitled to choose, on an annual basis, whether to receive fees for meeting attendance in the form of cash payment or equity as fully vested stock options.  Non-employee Directors received a fee of $2,000, in cash or equity, per day for each in-person Board and Committee meeting attended and $500, in cash or equity, per day for each telephonic Board and Committee meeting attended.  The value for all options to purchase shares of our common stock issued to non-employee Directors in 2006 was determined pursuant to our option valuation policy at the time of issuance. Directors were also reimbursed for customary and usual travel expenses.

                The following tables provide information for fiscal 2006 compensation for non-employee Directors who served during fiscal 2006.

Director Compensation (1)

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William A. Aylesworth	18,000	—	15,669	—	—	—	33,669
Elisabeth DeMarse	—	—	29,317	—	—	—	29,317
A. Barr Dolan	—	—	30,814	—	—	—	30,814
Peter Eio	18,500	—	18,246	—	—	—	36,746
G. Irwin Gordon	16,500	—	14,984	—	—	—	31,484
Tina S. Nova	4,000	—	—	—	—	—	4,000
John F. Sasen, Sr.	—	—	25,010	—	—	—	25,010
Lynnor B. Stevenson	—	—	5,998	—	—	—	5,998

2006 Equity Grants to Directors

Name	Grant Date	Number of Securities Underlying Options	Exercise Price ($)	Grant Date Fair Value of Option Award ($) (3)
William A. Aylesworth	5/12/06	45,718	1.100	24,546
Elisabeth DeMarse	2/27/06	5,427	1.410	3,993
	3/27/06	693	1.500	499
	4/3/06	880	1.190	499
	5/12/06	41,859	1.100	22,474
	5/15/06	7,449	1.097	3,990
	7/31/06	814	1.320	499
	9/18/06	5,391	1.600	3,994
	11/13/06	675	1.650	499
	11/20/06	1,328	1.717	998
A. Barr Dolan	2/27/06	5,427	1.410	3,993
	5/12/06	41,859	1.100	22,474
	5/15/06	7,449	1.097	3,990
	9/18/06	5,391	1.600	3,994
	10/23/06	678	1.620	500
	11/20/06	5,312	1.717	3,991
Peter Eio	5/12/06	45,718	1.100	24,546
G. Irwin Gordon	5/12/06	43,718	1.100	23,472
John F. Sasen, Sr.	2/27/06	5,427	1.410	3,993
	5/12/06	43,859	1.100	23,548
	5/15/06	3,724	1.097	1,995
	11/20/06	5,312	1.717	3,991
Lynnor B. Stevenson	2/27/06	11,940	1.410	3,998
	5/15/06	7,843	1.097	2,001

(1)          Reimbursed travel expenses incurred in connection with Board and Board Committee meeting attendance are not included.

(2)          Represents cost recognized in 2006 for financial reporting purposes.

(3)          Grant date fair value of option awards are based on valuation techniques required by Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” and applicable guidance which we use in preparing our financial statements (“Option Accounting Rules”).  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2006 in our Note 6 of the Notes to Consolidated Financial Statements and in the section entitled ‘SFAS No. 123R, “Share-Based Payment” (Revised 2004)’ of our Management’s Discussion and Analysis of Financial Condition and Results of Operations.

                2007 Director Compensation. Effective January 1, 2007, on each date of our Annual Meeting, each continuing non-employee Director who was a Director immediately prior to the Annual Meeting will automatically receive options valued at $37,500 to purchase shares of our common stock, subject to a maximum grant of options to purchase 50,000 shares of our common stock.  These grants are to be immediately exercisable and to vest in full on the earlier of (i) the one year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award. Any new non-employee Directors appointed or elected to our Board will be automatically granted options valued at $37,500 to purchase shares of our common stock, subject to a maximum grant of option to purchase 50,000 shares of our common stock. Any such grant is to vest over a period of four years in equal annual installments.  The value for options granted pursuant to this paragraph is to be determined pursuant to our option valuation policy at the time of issuance.

                Effective January 1, 2007, each non-employee Director shall be entitled to an annual cash retainer in the amount of $20,000.  The Company shall pay the annual retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service to the Company as a non-employee Director on such date.

                In addition, commencing July 1, 2007 each non-employee Director who serves as Chairperson of a Board Committee will be entitled to an annual cash retainer in the amount of $5,000 (the “Chair Retainer”).  The Company shall pay the Chair Retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service as Chairperson of such Committee.    Each non-employee Director who will serve on a Board Committee will be entitled to an annual cash retainer of $2,500 (the “Committee Retainer”).  A non-employee Director who is also the Chairperson of a Committee shall be entitled to the Committee Retainer in addition to the Chair Retainer.  The Company shall pay the Committee Retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service as a member of such Committee.    Non-employee Directors will also continue to be reimbursed for customary and usual travel expenses.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION AND RATIFICATION OF APPOINTMENT OF DIRECTORS

                Our Board is divided into three classes serving staggered three-year terms.  Our Certificate of Incorporation requires us to ensure each class is as nearly equal in number as possible.  Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

                The terms for two Directors will expire at this 2007 Annual Meeting.  Directors elected at the 2007 Annual Meeting will hold office for a three-year term expiring at our 2010 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).  At our 2005 Annual Meeting, Dr. Grieve was elected to a three year term scheduled to expire at our 2008 Annual Meeting.  On May 12, 2006, our Board appointed Dr. Grieve to a term scheduled to expire at our 2009 Annual Meeting.  We previously had only one Director in the class with term set to expire at our 2009 Annual Meeting as both Dr. Nova and Dr. Stevenson decided not to stand for re-election at our 2006 Annual Meeting.  Our Certificate of Incorporation requires us to have at least two Directors in each class if our Board consists of six or seven Directors.  If ratified, Dr. Grieve will hold office for a term expiring at our 2009 Annual Meeting (or until his successor is elected and qualified or until his earlier death, resignation or removal).  Votes cannot be cast and proxies cannot be voted other than for the two nominees and the appointee named below.  Both of the nominees and the appointee are currently Directors of Heska.  There are no family relationships among Heska’s Executive Officers and Directors.

Nominees for Three-Year Terms That Will Expire in 2010

                Peter Eio, age 65, has served us as a Director since October 2002.  Mr. Eio served as the President of LEGO Systems, Inc., from 1989 to 2001 and was Managing Director of LEGO UK from 1982 to 1989. He also held various positions with International Playtex, Inc., in Scandinavia and the UK from 1971 to 1981. His previous experience includes marketing, sales and general management positions.  Mr. Eio holds an honorary degree from Rensselaer Polytechnic Institute (Doctor of laws-honoris causa, 1996), attended the IMD Business School in Lausanne, Switzerland and received the Prince Henrik Medal of Honor for services to Danish industry in 1992.  Mr. Eio is also a Director of several private companies and serves on the Board of several charitable and educational organizations.

                G. Irwin Gordon, age 56, has served us as a Director since May 2001.  Mr. Gordon is the founder and Managing Partner of The Trion Group LP, a consulting and interim management firm.  From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation, a food manufacturer.  He also served as President and Chief Operating Officer of Suiza Foods Corporation, a food manufacturer and distributor, from February 1998 to October 1999.  Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer.  Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc., including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997.  From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996.  Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company.  Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.

Appointee for a Term That Will Expire in 2009

Robert B. Grieve, Ph.D., age 55, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors.  Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000.  Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994.  He has been a member of our Board of Directors since 1990.  He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

Vote Required; Recommendation of our Board of Directors

                The affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors, the standard we use in the election of Directors, will be used to elect the nominees and to ratify the appointment of a Director to a term ending one year after the term to which the Director was previously elected.  Stockholder ratification of the appointment of a Director is not required by our bylaws or otherwise.  Our Board, however, is submitting the appointment of Dr. Grieve to our stockholders for ratification as a matter of good corporate governance practice.  Should Dr. Grieve fail to obtain the aforementioned plurality of votes, our Corporate Governance Committee will consider whether or not to request the resignation of Dr. Grieve upon expiration of the term to which he was elected, which is scheduled to occur at our 2008 Annual Meeting.

Our Board of Directors unanimously recommends a vote FOR the election of Mr. Eio and Mr. Gordon and the ratification of Dr. Grieve as our Directors.

Heska’s Directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms in accordance with our bylaws.  Information regarding the business experience and education of each of such Directors is provided below.

Director Whose Term Will Expire in 2009

William A. Aylesworth, age 64, has served us as a Director since June 2000.  Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated from 1984 to 2003.  He served as Treasurer of Texas Instruments from 1982 to 2002.  From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing, and marketing for Texas Instruments.  He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

Directors Whose Terms Will Expire in 2008

A. Barr Dolan, age 57, has served us as a Director since March 1988, and was Chairman of the Board of Directors from 1988 to January 1999.  Mr. Dolan is a founding partner and former President of Charter Venture Capital, a venture capital management firm, and has been a general partner of Charter Ventures since 1982, a general partner of Charter Ventures II, L.P. since 1994, a managing director of Charter Ventures III, L.P. since 1998 and a managing director of Charter Life Sciences since 2004.  Mr. Dolan is also a Director of several private companies.  He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

John F. Sasen, Sr., age 64, has served us as a Director since October 1998.  Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc. (“PSS”), a medical supply distributor, and from December 1993, he held various other senior executive positions at PSS.  From July 1993 to April 1998, Mr. Sasen served as a Director of PSS.  Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson

& Company, a manufacturer of health care products.  Mr. Sasen was with Becton Dickinson for over 20 years.  In addition, Mr. Sasen serves as the Chairman of the Health Industry Distribution Association Education Foundation, Executive Director of the Health Industry Distributor Association and Director of the Boys’ Home Foundation.

Director Whose Term Will Expire in 2007

Elisabeth DeMarse, age 52, has served us as a Director since October 2004.  Ms. DeMarse has been the Chief Executive Officer of CreditCards.com since November 2006.  Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a financial services company, from 2000 to 2004.  She was Executive Vice President, International Relations for Hoover’s, Inc. from 1999 to 2000.  From 1989 to 1999 Ms. DeMarse served as Senior Advisor to the Chief Executive Officer, Business Ventures, Third Party Relationships and Marketing for Bloomberg, L.P.  She also served as a Vice President at Citigroup, Inc. from 1985 to 1988.  Ms. DeMarse is also a Director of EDGAR Online, Inc., an information service provider, Stockgroup Information System, Inc., an information service provider, and Zip Reality, Inc., an online real estate service provider.  She holds an A.B. cum laude from Wellesley College and an M.B.A. from Harvard University.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors of the Company is submitting the appointment of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accountant for stockholder ratification at the 2007 Annual Meeting.  EKS&H has served as our independent registered public accountant since March 31, 2006.  A representative of EKS&H plans to attend the Annual Meeting.

Vote Required; Recommendation of our Board of Directors

Stockholder ratification of the appointment of EKS&H as our independent registered public accountant is not required by our bylaws or otherwise.  Our Board, however, is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice.  The affirmative vote of a majority of the shares present in person or by proxy at our Annual Meeting which are entitled to vote on the subject matter and have voted and chosen not to abstain is required to ratify the appointment of EKS&H as our independent registered public accountant for fiscal 2007.  If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain that firm.  Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board unanimously recommends a vote FOR the approval of EKS&H as our independent registered public accountant for fiscal 2007.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the number of shares of our common stock beneficially owned as of March 15, 2007 by each of the Named Executive Officers listed in the Summary Compensation Table, each of our Directors, all of our Directors and Named Executive Officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock.  We had 50,827,206 shares outstanding on March 15, 2007.

Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
State of Wisconsin Investment Board (2) P.O. Box 7842 Madison, WI 53707	9,365,182	18.4%
Zesiger Capital Group LLC (3) 320 Park Avenue, 30th Floor New York, NY 10022	7,188,900	14.1%
Entities associated with Charter Ventures (4) 525 University Avenue, Suite 1500 Palo Alto, CA 94301	6,014,717	11.8%
William A. Aylesworth (5)	303,410	*
Elisabeth DeMarse (5)	152,623	*
A. Barr Dolan (5)(6)	6,359,642	12.4%
Peter Eio (5)	249,769	*
G. Irwin Gordon (5)	301,438	*
Robert B. Grieve, Ph.D. (5)(7)	2,637,693	5.0%
John F. Sasen, Sr. (5)	341,570	*
Michael A. Bent (5)	439,679	*
Jason A. Napolitano (5)(8)	1,846,918	3.5%
Joseph H. Ritter (5)	411,995	*
Carol T. Verser, Ph.D. (5)(9)	623,352	1.2%
All Directors and Executive Officers as a group (16 persons)(5)(6)(7)(8)(9)	15,121,022	25.8%

*                 Amount represents less than 1% of our common stock.

(1)          To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities.  Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 15, 2007 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Based upon information derived from a Schedule 13G filed on February 12, 2007 for holdings on December 31, 2006 by State of Wisconsin Investment Board pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”), reporting its beneficial ownership of our common stock.  According to the Schedule 13G, State of Wisconsin Investment Board has sole power to vote and dispose of 9,365,182 shares.

(3)          Based upon information derived from a Schedule 13G filed February 13, 2007 for holdings on December 31, 2006 by Zesiger Capital Group LLC pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of our common stock.  According to the Schedule 13G, Zesiger Capital Group LLC has the sole power to vote 4,685,700 shares and the sole power to dispose of 7,188,900 shares.

(4)          Based upon information derived from a Schedule 13G filed February 13, 2007 for holdings on December 31, 2006 by Charter Ventures, L.P. and Charter Ventures II, L.P. pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of our common stock.  According to the Schedule 13G, Charter Ventures L.P. has the sole power to vote and dispose of 987,510 shares and Charter Ventures II, L.P. has the sole power to vote and dispose of 5,027,207 shares. Based on this and 2,000 shares of common stock issuable upon exercise of stock options held by entities associated with Charter Ventures on December 31, 2006, entities associated with Charter Ventures held 6,012,717 shares on December 31, 2006.

(5)          Includes “Shares Owned” and “Exercisable Options” from “Exercisable Option Table” below for each Director and Named Executive Officer, as well as for all Directors and Executive Officers as a group.

(6)          Includes 6,012,717 shares and 2,000 shares of common stock issuable upon exercise of stock options held by entities associated with Charter Ventures as discussed in footnote 4 above, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan is a general partner of Charter Ventures and Charter Ventures II, L.P., and thus may be deemed a beneficial owner of the shares held by these or affiliated entities.

(7)          Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(8)          Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

(9)          Dr. Verser voluntarily left the Company effective December 31, 2006.

Exercisable Option Table

Name	Shares Owned (1)	Exercisable Options (2)	Vested Options(3)	Vested “In-the-money” Options (4)	Net Shares from Vested Options (5)
William A. Aylesworth	10,000	293,410	247,692	193,414	70,446
Elisabeth DeMarse	2,500	150,123	108,264	66,936	27,455
A. Barr Dolan (6)	6,012,717	346,925	305,066	244,378	85,827
Peter Eio	10,000	239,769	194,051	147,564	61,000
G. Irwin Gordon	27,000	274,438	230,720	187,414	71,337
Robert B. Grieve, Ph.D. (7)	435,697	2,201,996	2,201,996	1,426,996	566,961
John F. Sasen, Sr.	4,976	336,594	292,735	223,934	80,710
Michael A. Bent	29,679	410,000	410,000	300,000	134,799
Jason A. Napolitano (8)	587,564	1,259,354	1,259,354	1,039,354	497,681
Joseph H. Ritter	11,995	400,000	400,000	220,000	95,710
Carol T. Verser, Ph.D.(9)	73,352	550,000	550,000	450,000	177,101
John R. Flanders	—	200,000	200,000	200,000	4,734
Todd M. Gilson	—	124,429	124,429	74,429	25,603
Michael J. McGinley, Ph.D.	19,862	466,500	466,500	319,000	140,059
G. Lynn Snodgrass	2,500	184,900	184,900	123,500	45,033
Nancy Wisnewski, Ph.D.	54,742	400,000	400,000	322,500	110,000
All Directors and Executive Officers as a group (16 persons)(6)(7)(8)(9)	7,282,584	7,838,438	7,575,707	5,539,419	2,194,456

(1)          To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)          Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 15, 2007.

(3)          Represents shares of common stock issuable upon exercise of stock options vested on March 15, 2007 and exercisable within 60 days of March 15, 2007.

(4)          Represents shares of common stock issuable upon exercise of stock options vested on March 15, 2007 and exercisable within 60 days of March 15, 2007 that have a strike price less than $1.69, the closing market price per share of Heska stock on March 15, 2007.

(5)          Represents net shares under the Treasury Stock method assuming a market price per share of $1.69, the closing market price per share of Heska stock on March 15, 2007, for shares of common stock issuable upon exercise of stock options vested on March 15, 2007 and exercisable within 60 days of March 15, 2007 that have a strike price less than $1.69.

(6)          Includes 6,012,717 shares and 2,000 shares of common stock issuable upon exercise of stock options held by entities associated with Charter Ventures, as discussed in footnote 4 to “Ownership Table” above, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan is a general partner of Charter Ventures and Charter Ventures II. L.P., and thus may be deemed a beneficial owner of the shares held by these or affiliated entities.

(7)          Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(8)          Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

(9)          Dr. Verser voluntarily left the Company effective December 31, 2006.

Outstanding Option Table

Name	Shares Owned (1)	Outstanding Options(2)	Outstanding “In-the-money” Options (3)	Net Shares from Outstanding Options (4)
William A. Aylesworth	10,000	293,410	239,132	86,407
Elisabeth DeMarse	2,500	150,123	108,795	42,068
A. Barr Dolan (5)	6,012,717	346,925	286,237	100,440
Peter Eio	10,000	239,769	193,282	76,960
G. Irwin Gordon	27,000	274,438	231,132	86,599
Robert B. Grieve, Ph.D. (6)	435,697	2,201,996	1,426,996	566,961
John F. Sasen, Sr.	4,976	336,594	267,793	96,022
Michael A. Bent	29,679	410,000	300,000	134,799
Jason A. Napolitano (7)	587,564	1,259,354	1,039,354	497,681
Joseph H. Ritter	11,995	400,000	220,000	95,710
Carol T. Verser, Ph.D.(8)	73,352	550,000	450,000	177,101
John R. Flanders	—	200,000	200,000	4,734
Todd M. Gilson	—	124,429	74,429	25,603
Michael J. McGinley, Ph.D.	19,862	466,500	319,000	140,059
G. Lynn Snodgrass	2,500	184,900	123,500	45,033
Nancy Wisnewski, Ph.D.	54,742	400,000	322,500	110,000
All Directors and Executive Officers as a group (16 persons)(5)(6)(7)(8)	7,282,584	7,838,438	5,802,150	2,286,177

(1)          To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)          Represents shares of common stock issuable upon exercise of stock options outstanding on March 15, 2007.

(3)          Represents shares of common stock issuable upon exercise of stock options outstanding on March 15, 2007 that have a strike price less than $1.69, the closing market price per share of Heska stock on March 15, 2007.

(4)          Represents net shares under the Treasury Stock method assuming a market price per share of $1.69, the closing market price per share of Heska stock on March 15, 2007, for shares of common stock issuable upon exercise of stock options outstanding on March 15, 2007 that have a strike price less than $1.69.

(5)          Includes 6,012,717 shares and 2,000 shares of common stock issuable upon exercise of stock options held by entities associated with Charter Ventures, as discussed in footnote 4 to “Ownership Table” above, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan is a general partner of Charter Ventures and Charter Ventures II. L.P., and thus may be deemed a beneficial owner of the shares held by these or affiliated entities.

(6)          Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(7)          Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

(8)          Dr. Verser voluntarily left the Company effective December 31, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the SEC.  Directors, Executive Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file.  Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2006 our Directors, Executive Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2006, including the 1988 Stock Option Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan.  Our stockholders have approved all of these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	11,818,823	$1.36	3,963,440
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	11,818,823	$1.36	3,963,440	(1)

(1)                                  Excludes shares authorized for issuance in connection with our 1997 Stock Incentive Plan which were subject to an automatic annual increase of 1,500,000 shares on January 1, 2007.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our code of ethics for senior executives and financial officers and our Corporate Governance Committee charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since January 1, 2006, the Company has not been a participant in any transaction with a related person other than the indemnification agreements described below.

Indemnification agreements with officers and directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows unexercised stock options held at the end of fiscal year ended December 31, 2006 by the executive officers named in the Summary Compensation Table.  None of such officers hold any unvested stock or other equity.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert B. Grieve	100,000	—	—	1.717	11/17/2016	—	—	—	—
	400,000	—	—	1.250	12/15/2015	—	—	—	—
	282,000	—	—	0.880	3/30/2015	—	—	—	—
	475,000	—	—	2.300	1/5/2014	—	—	—	—
	269,271	5,729	—	0.700	1/31/2013	—	—	—	—
	69,996	—	—	0.340	1/6/2013	—	—	—	—
	275,000	—	—	1.210	1/12/2012	—	—	—	—
	125,000	—	—	1.250	2/5/2011	—	—	—	—
	200,000	—	—	3.690	2/23/2010	—	—	—	—
Jason A. Napolitano	90,000	—	—	1.717	11/17/2016	—	—	—	—
	260,000	—	—	1.250	12/15/2015	—	—	—	—
	195,000	—	—	0.880	3/30/2015	—	—	—	—
	130,000	—	—	2.300	1/5/2014	—	—	—	—
	27,708	1,458	—	0.700	1/31/2013	—	—	—	—
	476,086	—	—	0.700	5/31/2012	—	—	—	—
	70,802	—	—	0.810	4/30/2012	—	—	—	—
	7,869	—	—	0.940	8/31/2011	—	—	—	—
	431	—	—	0.940	8/24/2011	—	—	—	—
Joseph H. Ritter	60,000	—	—	1.717	11/17/2016	—	—	—	—
	85,000	—	—	1.250	12/15/2015	—	—	—	—
	105,000	—	—	0.880	3/30/2015	—	—	—	—
	35,000	—	—	1.820	5/13/2014	—	—	—	—
	55,000	—	—	2.300	1/5/2014	—	—	—	—
	30,000	—	—	2.220	11/5/2013	—	—	—	—
	29,375	625	—	0.380	1/2/2013	—	—	—	—
Carol T. Verser	95,000	—	—	1.250	12/15/2015	—	—	—	—
	85,000	—	—	0.880	3/30/2015	—	—	—	—
	60,000	—	—	2.300	1/5/2014	—	—	—	—
	58,750	1,250	—	0.700	1/31/2013	—	—	—	—
	35,000	—	—	0.340	1/6/2013	—	—	—	—
	125,000	—	—	1.210	1/12/2012	—	—	—	—
	50,000	—	—	1.250	2/5/2011	—	—	—	—
	10,000	—	—	2.000	8/2/2010	—	—	—	—
	15,000	—	—	2.000	11/17/2009	—	—	—	—
	10,000	—	—	3.060	4/6/2009	—	—	—	—
	5,000	—	—	3.000	3/15/2007	—	—	—	—
	5,000	—	—	1.200	1/21/2007	—	—	—	—
Michael A. Bent	30,000	—	—	1.717	11/17/2016	—	—	—	—
	75,000	—	—	1.250	12/15/2015	—	—	—	—
	80,000	—	—	0.880	3/30/2015	—	—	—	—
	65,000	—	—	2.300	1/5/2014	—	—	—	—
	44,063	937	—	0.700	1/31/2013	—	—	—	—
	30,000	—	—	0.340	1/6/2013	—	—	—	—
	26,000	—	—	0.990	4/12/2012	—	—	—	—
	32,000	—	—	1.060	2/5/2012	—	—	—	—
	12,000	—	—	1.140	4/26/2011	—	—	—	—
	3,000	—	—	2.000	11/17/2009	—	—	—	—
	12,000	—	—	2.370	10/6/2009	—	—	—	—

(1)          Options are subject to earlier termination in certain events related to termination of employment.

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us during 2006 by Robert B. Grieve, our Chairman of the Board and Chief Executive Officer and our four other most highly compensated Executive Officers as of December 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus	Stock Awards	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
Robert B. Grieve Chairman of the Board and Chief Executive Officer	2006	341,000	—	—	88,393	251,378	—	8,689	689,460
Jason A. Napolitano Executive Vice President, Chief Financial Officer	2006	221,500	—	—	95,123	114,300	—	927	431,850
Joseph H. Ritter Executive Vice President, Global Business Operations	2006	190,000	—	—	47,500	98,045	—	3,668	339,212
Carol T. Verser (6) Executive Vice President, Intellectual Property and Business Development	2006	198,000	—	—	8,922	102,173	—	4,117	313,212
Michael A. Bent Vice President, Principal Accounting Officer and Controller	2006	157,000	—	—	29,230	81,016	—	3,235	270,481

(1)          Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2)          Represents cost recognized in 2006 for financial reporting purposes.

(3)          Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules.  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2006 in our Note 6 of the Notes to Consolidated Financial Statements and in the section entitled ‘SFAS No. 123R, “Share-Based Payment” (Revised 2004)’ of our Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(4)          Amounts earned pursuant to our Management Incentive Plans.  Amounts indicated are for year in which compensation was earned.

(5)          Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.

(6)          Dr. Verser voluntarily left the Company effective December 31, 2006.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of options to acquire shares of our common stock granted for the fiscal year ended December 31, 2006 to the executive officers named in the Summary Compensation Table.  The maximum amount shown reflects a cap under such plan in the aggregate amount of $1,500,000.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#) (2)	Awards ($/Sh)	Awards ($) (3)
Robert B. Grieve	11-17-06	—	—	—	—	—	—	—	100,000	1.717	75,130
	N/A	—	187,500	281,250	—	—	—	—	—	—	—
Jason A. Napolitano	11-17-06	—	—	—	—	—	—	—	90,000	1.717	67,617
	N/A	—	81,401	122,102	—	—	—	—	—	—	—
Joseph H. Ritter	11-17-06	—	—	—	—	—	—	—	60,000	1.717	45,078
	N/A	—	70,025	105,037	—	—	—	—	—	—	—
Carol T. Verser (4)	11-17-06	—	—	—	—	—	—	—	—	—	—
	N/A	—	—	—	—	—	—	—	—	—	—
Michael A. Bent	11-17-06	—	—	—	—	—	—	—	30,000	1.717	22,539
	N/A	—	57,972	86,958	—	—	—	—	—	—	—

(1)          Based on targeted bonus multiplied by the percentage “cap” in our 2007 Management Incentive Plan (“MIP”).  Our 2007 MIP is designed with a “cap” of $1.65 million on total payouts, or 150% of projected targeted bonuses.  Our 2007 MIP gives our Compensation Committee discretion as to how any payouts will be distributed and the ability to make total payouts above the cap level.  Accordingly, although our Compensation Committee has never awarded an MIP Payout to an employee greater than the employee’s targeted bonus multiplied by the applicable percentage “cap”, our Compensation Committee has the ability to make 2007 MIP payouts to Executive Officers in excess of that amount, which is reported as “maximum” in this column.

(2)          Options were fully vested and exercisable at the time of grant with an exercise price equal to 100% of the fair market value of our stock on the date of grant as determined by our Compensation Committee, and with a term of ten years, subject to earlier termination in certain events related to termination of employment.

(3)          Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules.  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2006 in our Note 6 of the Notes to Consolidated Financial Statements and in the section entitled ‘SFAS No. 123R, “Share-Based Payment” (Revised 2004)’ of our Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(4)          Dr. Verser voluntarily left the Company effective December 31, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2006 by the Named Executive Officers and the values of each of such Officer’s unexercised options at December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Robert B. Grieve	—	—	—	—
Jason A. Napolitano	—	—	—	—
Joseph H. Ritter	—	—	—	—
Carol T. Verser	—	—	—	—
Michael A. Bent	—	—	—	—

Potential Payments Upon Termination or Change of Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or a change in our control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2006.  This table applies to each of the executive officers named in the Summary Compensation Table with the exception of Dr. Verser who is not entitled to any payments since she voluntarily left the Company effective December 31, 2006.

Payments Upon Termination (Without a Change-in-Control).  Pursuant to an employment agreement with each of Dr. Grieve and Messrs. Napolitano, Ritter and Bent, in the event he is involuntarily terminated, he is entitled to receive amounts earned during his term of employment.  Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below.  Pursuant to his employment agreement, upon an involuntary termination not for cause, Dr. Grieve is entitled to accelerated vesting of all stock options, an extension of the term of all outstanding stock options and a bonus payment as set forth in the table below.  Further, pursuant to his employment agreement, upon termination for good reason Dr. Grieve is entitled to the payments set forth below.

Payments Upon Change-in-Control.  Pursuant to an employment agreement with each of Dr. Grieve and Messrs. Napolitano, Ritter and Bent, in the event he is terminated upon a change-in-control he is entitled to receive amounts earned during the term of his employment.  Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below.  Pursuant to his employment agreement, each of Dr. Grieve and Mr. Napolitano are entitled to accelerated vesting of all stock options and Dr. Grieve is entitled to an extension of the term of all outstanding stock options in certain circumstances.  Further, pursuant to his employment agreement, upon an involuntary termination not for cause, Dr. Grieve is entitled to a bonus payment as set forth in the table below.  Further, upon termination for good reason, Dr. Grieve is entitled to the payments set forth below.

Payments Upon Death or Disability.  In the event of death or disability, Dr. Grieve is entitled to the same benefits as in the event of termination without a change in control and is also entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below.  In the event of death or disability, Messrs. Napolitano, Ritter and Bent, are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below.

Potential Payments Upon Termination or Change of Control (1)

		Other than in connection with a change of control		In connection with a change of control
Executive benefits and Payments upon termination:	Voluntary termination or termination for cause ($)	Involuntary termination not for cause ($)	Termination for good reason ($)	Involuntary termination not for cause ($)	Termination for good reason ($)	Death ($)	Disability ($)
Robert B. Grieve
Base Salary	—	341,000	341,000	682,000	682,000	341,000	341,000
Bonus	—	175,000	175,000	341,000	341,000	175,000	175,000
Medical continuation	—	15,302	15,302	30,604	30,604	15,302	15,302
Death benefits	—	—	—	—	—	300,000	—
Monthly disability benefits	—	—	—	—	—	—	11,300
Value of accelerated stock options (2)	—	4,119	4,119	4,119	4,119	—	—

Jason A. Napolitano
Base Salary	—	110,750	—	221,500	—	—	—
Bonus	—	—	—	—	—	—	—
Medical continuation	—	5,303	—	10,605	—	—	—
Death benefits	—	—	—	—	—	300,000	—
Monthly disability benefits	—	—	—	—	—	—	4,000
Value of accelerated stock options (2)	—	—	—	1,048	—	—	—

Joseph H. Ritter
Base Salary	—	95,000	—	190,000	—	—	—
Bonus	—	—	—	—	—	—	—
Medical continuation	—	7,651	—	15,302	—	—	—
Death benefits	—	—	—	—	—	300,000	—
Monthly disability benefits	—	—	—	—	—	—	5,900
Value of accelerated stock options (2)	—	—	—	449	—	—	—

Carol T. Verser
Base Salary	—	99,000	—	198,000	—	—	—
Bonus	—	—	—	—	—	—	—
Medical continuation	—	5,303	—	10,605	—	—	—
Death benefits	—	—	—	—	—	300,000	—
Monthly disability benefits	—	—	—	—	—	—	5,950
Value of accelerated stock options (2)	—	—	—	899	—	—	—

Michael A. Bent
Base Salary	—	78,500	—	157,000	—	—	—
Bonus	—	—	—	—	—	—	—
Medical continuation	—	7,651	—	15,302	—	—	—
Death benefits	—	—	—	—	—	300,000	5,950
Monthly disability benefits	—	—	—	—	—	—	—
Value of accelerated stock options (2)	—	—	—	674	—	—	—

(1)          Based on 2006 salary and cost information.

(2)          Calculated based on December 31, 2006 closing price of $1.68 per share.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objective and Philosophy

                The Compensation Committee of Heska Corporation’s Board of Directors (the “Committee”) administers our executive compensation program and establishes the salaries of our Executive Officers.  The ultimate objective of our executive compensation program is to enhance the value and profitability of Heska Corporation (“Heska” or the “Company”) and increase stockholder value.  The Committee strives to provide competitive compensation that will attract and retain qualified executives.  Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.  The Committee’s goal in executive compensation is to design and administer programs that best serve these ends.

What is Heska’s Executive Compensation Program Designed to Reward?

                The Committee develops our executive compensation programs to reward Executive Officers for their contribution to Heska’s financial performance and to recognize individual initiative, leadership, achievement and other contributions.  An effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska’s Executive Compensation?

In general, the Committee develops executive compensation programs to include the following elements:

•                  Base salary;

•                  Performance-based incentive compensation;

•                  Long-term equity incentive compensation; and

•                  Other benefits, compensation or arrangements.

Why Does Heska Choose to Pay Each Element of Executive Compensation?

Base salary.  Base salaries are set on an annual or other periodic basis and are used to set bonus targets in our Management Incentive Plan (“MIP”) discussed below.

Performance-based incentive compensation.  This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives.  This form of compensation is paid to reward near-term performance (i.e. no longer than the coming year) and encourage executives to optimize immediate opportunities.  In recent years, an MIP has been offered to Executive Officers and other managers to provide a performance-based incentive.

Long-term equity compensation.  This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and Executive Officers.  It is intended to ensure that Executive Officers make thoughtful decisions about the Company’s future and long-term prospects.

Other benefits, compensation or arrangements.  Other than broad-based programs open to all employees, such as participation in our 401(k) program and employee stock purchase plan, this category tends to be used rarely.  Most of our Executive Officers have employment agreements.  An Executive Officer’s extraordinary performance or participation in an unanticipated endeavor may occasionally trigger such an award in this category.

Perspective on Executive Compensation at Heska

Heska was founded in 1988 and completed its initial public offering in 1997 but only achieved its first profitable year in 2005.  We believe the Company’s historical liquidity concerns and efforts to achieve profitability have influenced the Committee’s decisions regarding executive compensation, as outlined below.

Profitability has been an important goal for Heska to ensure the sustainability of the business.  Profitability has also been critical, not only for its own sake, but also for employee morale, attracting talented individuals to join the Company and commercial perceptions.  At the request of Heska’s Executive Officers to help achieve profitability, the Committee froze base salaries for all Executive Officers in 2005 and 2006.  Similarly, the 2005 MIP called for a performance in excess of the Company’s internal budget before any bonus payments were made and no payouts were ultimately made under the 2004 MIP or the 2005 MIP (with the foregoing base salary and MIP information defined as “ Historical Cash Compensation”).

Stock options have historically had the advantage of allowing the Company to address both liquidity and profitability concerns simultaneously.  First, stock options allowed the Committee to compensate employees without a corresponding cash outlay, and, in fact, provide the Company with cash upon exercise in most instances.  Secondly, stock options granted have not historically been required to be expensed for financial reporting purposes.  Accordingly, the Committee tended to emphasize stock options as a tool for executive compensation.  Beginning in 2006, the Company has been required to recognize a cost for certain stock options in its financial statements, as detailed in the “Summary Compensation Table” above; the estimated fair value of stock options granted, rather than the corresponding intrinsic value, is amortized ratably over the vesting periods of the related options.  After considering the significant impact that the use of fair values, rather than intrinsic values, would have on our future results of operations, as well as factors including Historical Cash Compensation to Executive Officers and similar cash compensation issues to other employees, the Company accelerated stock option vesting in December 2004 and March 2005 as well as issuing all options with immediate vesting on and between March 30, 2005 and December 31, 2005.  This is why virtually all options held by Executive Officers are vested as of December 31, 2006 in the table labeled “Outstanding Equity Awards at Fiscal Year-End” above.

The Committee is also sensitive to, and tries to optimize, tax implications.  It is our policy generally to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Internal Revenue Code.  The Committee has structured the Management Incentive Plan Master Document, its 2006 MIP and the 2007 MIP to qualify as awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards.  However, the Committee reserves the discretion to pay compensation to its Executive Officers that may not be deductible.

Determination of Compensation Elements

In reviewing the compensation of our Executive Officers, the Committee reviews the nature and scope of each Executive Officer’s responsibilities as well as his or her effectiveness in that role as well as in supporting the Company’s long-term goals.  Heska’s Board of Directors (the “Board”) formally evaluates the Chief Executive Officer (the “CEO”).  The CEO communicates his view of the performance of other Executive Officers to the Committee and makes recommendations regarding salary, incentive-based performance compensation and long-term compensation grants for the Committee’s consideration.  In the past few years, Heska’s Vice President of Human Resources has compiled and presented data discussed below for the Committee’s consideration of the different compensation elements discussed below.  The Chief Financial Officer (the “CFO”) also meets with the Committee to communicate on issues of interest to the Committee, such as accounting implications.

Since 2005, the process to determine executive compensation has culminated at our Board meeting held in the fourth quarter.  At that time a Committee meeting is held and final determinations are made regarding any base salary increases, MIP Plan adoption or long-term compensation equity grants for the coming year.  Accordingly, all option grants to Executive Officers are granted after the market close on the day the Committee meets during the Company’s fourth quarter Board meeting.  We expect this to be our standard practice going forward.

In 2006, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Abgenix, Arqule, Array Biopharma, Digene, Embrex, Hi Tech Pharmaceuticals, IDEXX Laboratories, Meridian Bioscience, MGI Pharma, Quidel and Savient Pharmaceuticals.

Base Salary.  The Committee reviews each Executive Officer’s base salary annually.  When reviewing base salaries, the Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues and/or are in a similar stage of development to Heska.  Consideration is also given to prior performance, relevant experience, level of responsibility and skills, and abilities of each Executive Officer.  The Committee believes that salary levels for our Executive Officers are set at a level that, at the time such salary determinations were made, were reasonable and necessary given the Company’s financial resources and stage of development.  The Committee has considered it appropriate, and in the best interests of Heska’s stockholders, to endeavor to set our overall Executive Officer compensation near the mid-point of the range of companies in the comparison group it reviewed.  The Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

In 2006, the Committee was concerned regarding the effect of the three year salary freeze on Executive Officer base salaries versus market levels.  The information in the base salary table below was approved for the Named Executive Officers (Dr. Verser voluntarily left the Company effective December 31, so she is not listed).  The Committee also agreed to consider a mid-2007 review of base salaries if necessary to bring them more in line with desired rates.

Name	Annual Salary	Percent Increase
Robert B. Grieve	$375,000	10.0%
Jason A. Napolitano	$232,575	5.0%
Joseph H. Ritter	$200,070	5.3%
Michael A. Bent	$165,635	5.5%

Performance-Based Incentive Compensation.  The Company first adopted an MIP in 1999 to provide incentives to our Executive Officers, other managers and key employees to meet and exceed certain predetermined annual goals.  Target annual incentives and specific performance criteria are established each year by the Committee, with the actual payout based on the extent to which the specified performance criteria are met.  We believe this approach provides a strong incentive for our management to achieve the stated annual goals.  In late 2005, the Committee adopted the Management Incentive Plan Master Document (the “Master Document”).  A goal of the Master Document is self-funding status for the MIP in any given year.  A given year’s MIP can be implemented by the Committee agreeing on four parameters: 1) the percent of salary that is an individual’s targeted bonus compensation; 2) the relative weighting of company wide and individual performance, 3) the key parameter(s) the MIP payouts are to be based upon and 4) the Payout Structure by which the MIP is funded.  Typically there has been a cap on the MIP of approximately 150% of target payout to all employees, although this is not required in any given year.  Each individual has a “targeted” MIP Payout and this is intended as a guideline.  Our CEO will generally make recommendations to the Committee regarding MIP payouts to other MIP Plan participants; all awards under the MIP Plan are at the discretion of the Committee.  Any MIP Payouts are to be made in the first quarter of the following year.

In considering the 2006 MIP, the Committee was aware that the Executive Officers were entering their third consecutive year with the same salary and that the Executive Officers had not received any bonus payments in the prior two years.  The Committee adopted a plan with relatively low payout thresholds, as detailed below.  At the Committee meeting in the fourth quarter of 2005, the Committee adopted the 2006 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer — 50% All other Executive Officers — 35%
Relative Weighting	75% Company Performance / 25% Individual Performance
Key Parameter	Pre-MIP Net Income
Payout Structure	Funding starts at $1 of Pre-MIP Net Income 50% Share of every $1 in additional Pre-MIP Net Income MIP Capped at $1.5 million (150% of targeted payout)

As an example, if Heska had $1.2 million in Pre-MIP Net Income, there would be $600 thousand available for the MIP for the Committee to distribute among plan participants.  This represents a plan funded at 60% of target.  Dr. Grieve’s 2006 salary was $341,000 and his targeted payout was $170,500 (50% of $341,000).  In a 60% MIP-funded plan, his targeted payout would drop to $102,300 (60% of $170,500).  The Committee could then adjust his pay upward for strong individual performance or downward for poor individual performance using a 25% weighting as a guideline for the adjustment.  This is a guideline only, however, as the Committee retains discretion to adjust this number as circumstances dictate.

In considering the 2007 MIP, the Committee was aware that the Executive Officers were to receive base salary increases in the coming year and were eligible to receive maximum bonus payouts under the 2006 MIP.  The Committee adopted a plan with more aggressive payout thresholds, as detailed below.  At the Committee meeting in the fourth quarter of 2006, the Committee adopted the 2007 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer — 50% All other Executive Officers — 35%
Relative Weighting	75% Company Performance / 25% Individual Performance
Key Parameter	Pre-MIP Operating Income
Payout Structure	Funding starts at $4.5 million of Pre-MIP Operating Income, as defined 25.14% Share of every additional $1 in Pre-MIP Operating Income MIP Capped at $1.65 million (150% of targeted payout)

As an example, if Heska had $7,125,000 in Pre-MIP Operating Income, there would be $660 thousand available for the MIP for the Committee to distribute among plan participants.  This represents a plan funded at 60% of target.  If Dr. Grieve’s expected 2007 salary is $375,000, then his targeted payout would be $187,500 (50% of $375,000).  In a 60% MIP-funded plan, his targeted payout would drop to $112,500 (60% of $187,500).  The Committee could then adjust his pay upward for strong individual performance or downward for poor individual performance using a 25% weighting as a guideline for the adjustment.  This is a guideline only, however, as the Committee retains discretion to adjust this number as circumstances dictate.

In the table named “Grants of Plan-Based Awards” above, we list potential payouts under the 2007 MIP to Named Executive Officers under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”.  All “Threshold” MIP Payouts are listed at $0 as the MIP Plan will not fund if Pre-MIP Operating Income is at the threshold level of $4.5 million.  All “Target” MIP Payouts are as defined above.  The “Maximum” MIP Payouts are 50% greater than the “Target” MIP Payouts to reflect that the 2007 MIP Plan is “capped” at 150% of its targeted funding level.  It is possible the Committee may decide to pay a Named Executive Officer greater than this amount, although this did not occur in 2006 when the 2006 MIP Plan reached its capped funding level.

At a Committee meeting in March 2007, our CEO recommended to the Committee that all plan participants be paid an MIP Payout nearly 50% greater than target in accordance with achievement in excess of the MIP “cap.”  The Committee accepted this recommendation.  The MIP Payouts to Named Executive Officers are listed as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

Long-term Equity Compensation.  Historically, we have used stock options to provide long-term equity compensation to our Executive Officers.  The Committee is responsible for determining the number and terms of options, or other forms of long-term equity compensation, to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of comparable companies.  Options granted to Executive Officers have exercise prices equal to fair market value on the date of grant and expire ten years from the date of grant.  Any vesting ceases and the vested portion of options must be exercised within a certain period should an Executive Officer leave Heska’s employment (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements).  Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer remains with the Company and only if Heska’s market price per share appreciates over the option term.  We believe that these provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.  There has been agreement among Committee members that long-term equity compensation will involve fewer Company shares than it has in the past.  This is an area where there has been considerable discussion among Committee members regarding the proper value, number of shares of Company common stock, vesting provisions and form of future long-term equity compensation.  It is possible the Committee will choose to use restricted stock, restricted stock units, some other form of long-term equity compensation, continue to use stock options, or use some combination of the foregoing in the future.

In the fourth quarter of 2006, after significant discussion and considering factors including the Historical Compensation to Executive Officers, the fact that the 2006 MIP was expected to be “capped”,  our expected financial results in the fourth quarter of 2006, the significant impact that the use of fair values for options granted would have on our future results of operations and the total number of options previously granted in 2006, the Committee decided to grant fully-vested options in an amount approximately 60% of the size of the prior year’s grant.  These options were granted at the close of business on November 17, 2006 - the date of the Committee meeting.  Related option grants to Named Executive Officers are reflected in the

“Grants of Plan-Based Awards” table above in the column labeled “All Other Option Awards; Number of Securities Underlying Options (#)”.

“Option Awards” in the “Summary Compensation Table” above represent the cost of options recognized for financial reporting purposes in 2006 for each of our Named Executive Officers.  Other than for Dr. Verser, the majority of the value in each case is related to the November 17, 2006 fully vested grant discussed above.  Dr. Verser had announced she was leaving the Company as of December 31, 2006 and therefore did not receive any additional options.  For all other Named Executive Officers other than Mr. Napolitano, the only other option cost included is for options granted with a 4-year vesting schedule in January 2003 with monthly vesting in 2006.  In addition to such options granted in January 2003, Mr. Napolitano’s total also includes option cost from his initial grant of options upon joining the Company in May 2002, which vested monthly in 2006 ending in May.

“All Other Compensation” in the “Summary Compensation Table” above represent matching funds received by each of our Named Executive Officers in 2006 under our 401(k) plan, which is open to all employees, as well as life insurance and short-term and long-term disability premiums.

All of our Named Executive Officers had employment contracts in 2006.  They entitle Named Executive Officers to payments based on salary, continuing medical benefits for a given period and immediate vesting of unvested options in certain circumstances.  Payments based on salary are typically paid monthly.  Dr. Grieve is also entitled to payout based on bonus targets in certain circumstances, such as termination without cause, as well.  These employment contracts are intended to provide the Named Executive Officers with protections appropriate for, and in line with, those received by comparable executives at companies similar to Heska.  Periodically, we review these agreements versus market benchmarks.

In summary, Heska Corporation is changing, having just experienced its second consecutive profitable year and with the current outlook for another record year in terms of revenue and profits in 2007.  Heska’s Executive Compensation is changing along with the Company.  The Committee endeavors to find the proper balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Peter Eio, Chairman

A. Barr Dolan

G. Irwin Gordon

April 3, 2007

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of non-employee Directors only.  No interlocking relationship existed during 2006 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

AUDITOR FEES AND SERVICES

KPMG LLP (“KPMG”) was our independent registered public accountant for fiscal 2005.  On March 31, 2006, we dismissed KPMG as our independent registered public accountant and engaged EKS&H as our independent registered public accountant.  KPMG has continued to bill us for services related to its historical audit opinions, such as actions required to obtain consent to include these opinions in our SEC filings.  The following table sets forth the aggregate fees billed by KPMG and EKS&H for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2005 and 2006, respectively, and for other services rendered during 2005 and 2006 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries.  Our Audit Committee has approved all of the below fees.

	KPMG		EKS&H
	2005	2006	2006
Audit Fees (1)	$439,352	$28,450	$170,870
Audit Related Fees (2)	18,200	—	14,000
Tax Fees (3)	69,776	88,147	—
All Other Fees (4)	—	—	—
Total	$527,328	$116,597	$184,870

(1)          Audit fees represent fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including consents for historical audit opinions.

(2)          Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

(3)          Tax fees generally consist of professional services rendered by the independent auditors for tax compliance and tax advice.  The tax fees for fiscal 2005 include $63,000 in fees for tax compliance and return preparation services and $6,776 for other tax services.  Tax fees for fiscal 2006 include $67,300 for tax compliance and return preparation services and $20,847 for other tax services.

(4)          Heska did not engage EKS&H or KPMG for any other services in fiscal year 2005 and 2006.

Pre-Approval Policy.  Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent registered public accountant.  Our Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

The following “Report of our Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation’s Board of Directors (the “Board”), whose primary roles are oversight, counseling and direction to Heska Corporation’s management in the best long-term interests of Heska Corporation (“Heska” or the “Company”) and its stockholders.  The Audit Committee of the Board (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska’s financial statements.

The Audit Committee operates under a written charter, a copy of which is available on Heska’s website at www.heska.com.  As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska’s financial reporting, internal controls and audit function.  Management is responsible for the preparation, presentation and integrity of Heska’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee has hired an independent registered public accountant, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards.  In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska’s independent registered public accountant.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountant, nor can the Audit Committee certify that the independent registered public accountant is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accountant, and the experience of the Audit Committee’s members in business, financial and accounting matters.  The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, during the year 2006, we met and held discussions with management and Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), Heska’s independent registered public accountant.  Management represented to us that Heska’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and EKS&H.  In Audit Committee meetings with EKS&H, we discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees).  Our review included a discussion with management of the quality, not merely the acceptability, of Heska’s accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska’s consolidated financial statements.

We received from EKS&H the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with EKS&H its independence.  In reliance on the reviews and discussions noted above, and the report of the independent registered public accountant, we recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, and be filed with the Securities and Exchange Commission.

On March 31, 2006, we dismissed KPMG LLP (“KPMG”) as Heska’s independent registered public accountant and engaged EKS&H as Heska’s independent registered public accountant.  An extensive search was conducted to evaluate Heska’s alternatives regarding independent registered public accountants, including face-to-face interviews conducted by the Chairman of the Audit Committee.  We believe EKS&H is compatible with a company Heska’s size and we believe EKS&H conducted a high quality, cost-effective audit for fiscal 2006.

KPMG served as Heska’s independent auditors from July 30, 2002 to March 31, 2006.  In connection with the audits of the two fiscal years ended December 31, 2004 and 2005, and during the subsequent interim period through March 31, 2006, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or  procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.  In addition, during the fiscal years ended December 31, 2004 and 2005 and through March 31, 2006, the Company had no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2004 and 2005 and the subsequent period through March 31, 2006, neither the Company nor anyone acting on the Company’s behalf consulted EKS&H regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Submitted by the Audit Committee of Heska’s Board of Directors:

William A. Aylesworth, Chairman

Elisabeth DeMarse

Peter Eio

April 3, 2007

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.   Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at our 2007 Annual Meeting.  However, if other matters do properly come before our Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John R. Flanders
Vice President, General Counsel and Secretary, Heska Corporation

Loveland, Colorado

April 12, 2007

Heska Corporation

Holder Account Number

C 1234567890 J N T

☐                                    Mark this box with an X if you have made changes to your name or address details above.

2007 Annual Meeting Proxy Card

A	Election and Ratification of Appointment of Directors
The Board of Directors recommends a vote “FOR” the listed nominees.

1.	Election of two Directors to serve for a three-year term that expires at the 2010 Annual Meeting or until their respective successors have been elected and qualified.
		For	Withhold
01—Peter Eio
02—G. Irwin Gordon

Ratification of the appointment of a Director elected to a three year term scheduled to expire at the 2008 Annual Meeting to serve a term scheduled to expire at the 2009 Annual Meeting or until his successor has been elected and qualified.

03—Robert B. Grieve, Ph.D.

B	Issues
The Board of Directors recommends a vote “FOR” the following:

		For	Against	Abstain
2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

3.	To consider such other business as may properly come before the 2007 Annual Meeting.

C                                        Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name or names appear herein.  Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person.  Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

/ /
1 U P X	H H H	P P P P	001808

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and John R. Flanders, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on March 26, 2007, at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of the Company located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 at 9:00 a.m., local time, on Friday, May 4, 2007, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 12, 2007, and a copy of Heska Corporation’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.  The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation.  This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND THE RATIFICATION OF THE APPOINTMENT OF A DIRECTOR TO A TERM ENDING ONE YEAR AFTER THE TERM TO WHICH THE DIRECTOR WAS PREVIOUSLY ELECTED, FOR THE RATIFICATION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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